Exhibit 3.86

State of Delaware
Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DR PEPPER/CADBURY MANUFACTURING COMPANY”, CHANGING ITS NAME FROM “DR PEPPER/CADBURY MANUFACTURING COMPANY” TO “DR PEPPER/SEVEN UP MANUFACTURING COMPANY”, FILED IN THIS OFFICE ON THE NINTH DAY OF MAY, A.D. 1997, AT 12:30 O’CLOCK P.M.
     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

	/s/ Edward J. Freel
	Edward J. Freel, Secretary of State
2362153 8100	AUTHENTICATION:	8459177

971152452	DATE:	05-09-97

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
* * * * *
     Dr Pepper/Cadbury Manufacturing Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:	That the Board of Directors of said corporation, by unanimous written consent of its members, has adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:
RESOLVED, that the Restated Certificate of Incorporation of Dr Pepper/Cadbury Manufacturing Company be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:
The name of the Corporation is Dr Pepper/Seven Up Manufacturing Company.

SECOND:	That in lieu of a meeting and vote of the sole stockholder, the sole stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:	That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:	That this Certificate of Amendment of the Restated Certificate of Incorporation shall be effective on May 6, 1997.
          IN WITNESS WHEREOF, said Dr Pepper/Cadbury Manufacturing Company has caused this certificate to be signed by Nelson A. Bangs, its Senior Vice President and Secretary, this Sixth day of May, 1997.

DR PEPPER/CADBURY MANUFACTURING COMPANY
By:	/s/ Nelson A. Bangs
Nelson A. Bangs
Senior Vice President & Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/26/1995
950142623 — 2362153
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
WACO MANUFACTURING COMPANY
Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Waco Manufacturing Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
     1. (a) The name of the Corporation is hereby changed to Dr Pepper/Cadbury Manufacturing Company.
          (b) The name under which the Corporation was originally incorporated is Waco Manufacturing Company, and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of the State of Delaware was December 3, 1993.
     2. The above-referenced amendment to the Certificate of Incorporation of the Corporation was duly adopted and approved by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     3. The above-referenced amendment to the Certificate of Incorporation of the Corporation was duly adopted and approved by the sole shareholder of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Vice President and attested by its Assistant Secretary this 21st day of June, 1995.

WACO MANUFACTURING COMPANY
By:	/s/ Nelson A. Bangs
Nelson A. Bangs, Vice President,
General Counsel and Secretary

ATTEST:

By:	/s/ Kim Yee

Kim Yee, Assistant Vice President/
Assistant Secretary